EXHIBIT 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Cellceutix Corporation, a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Report on Form 10-K for the year ended June 30, 2014 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Cellceutix Corporation and will be retained by Cellceutix Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: September 15, 2014	By:	/s/ Leo Ehrlich
Leo Ehrlich,
Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Secretary